EXHIBIT 10.1

                    RESEARCH AGREEMENT WITH GENETHERA, INC.


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EXHIBIT 10.1

                                RESEARCH CONTRACT


WHEREAS: This contract is entered into between Xpention Genetics, Inc., a company organized under the laws of Nevada, having its business office at 10965 Elizabeth Drive, Conifer, CO. 80433 (the "Company") and Genethera, Inc., a corporation organized under the laws of Colorado, having its business office at 3930 Youngfield Street, Wheatridge, CO. 80033 (the "Contractor").

THEREFORE: In consideration of the foregoing and the mutual promises, covenants and agreements herein set forth, the Company and the Contractor agree as follows:

1.     Scope of Work

      Contractor agrees to perform for the Company the research activities for the project entitled "Development of the p65 Molecular Assay for Canines" (the "Contract") described in Attachment A hereto.

2.    Contract Period

      This Contract shall become effective on May 28, 2005, and shall be completed on May 28, 2006 unless subsequent time extension, supplement, addition, continuation or renewal is mutually agreed upon in writing between the parties.

3.    Standard of Performance

      Contractor shall perform the Work in a manner consistent with the highest standards of scientific and professional skill and in accordance with the terms and conditions of this Agreement. Anthony Milici, M.D., Ph.D. , Genethera's designated Principal Investigator for the project (the "PI"), shall monitor Contractor's performance hereunder and shall notify the Company of Contractor's failure to comply with the terms of this Agreement within a reasonable time after Genethera learns of such failure.





4.   Assignment

     Neither party shall assign or transfer any interest in this agreement, nor assign any claims for money due or to become due under this agreement without the prior written approval of the other party.

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5.     Payments to Subcontractor

      The estimated cost for Contractors completion of the Work, including indirect charges, is $20,000 per month. Payments by the Company to the Contractor shall be made in accordance with the following:

        a) Upon commencement of the Work, Contractor shall submit invoices (Attachment B), and such other reasonable documentation as requested by the Company, at approximately thirty (30) day intervals for payment of costs associated with the contract.

        b) Payments shall be made to Contractor within thirty (30) days after the Company receives the invoice thereof.

6.    Indemnification

      Each party hereto agrees to be responsible and assume liability for its own wrongful or negligent acts or omissions, or those of its officers, agents or employees to the full extent required by law, and agrees to hold the other party harmless from any such liability. The Contractor does not warrant or assume liability for the interpretation or use of project data or results.

7.     Equipment

      Special equipment purchases under the terms of this agreement become the property of Genethera, Inc. unless otherwise specified herein.

8.    Publications

     Genethera,   Inc.  shall  be  sited  in  all  research  reports  and  other publications relating to the work under this Agreement.

9.     Law

      This Agreement is entered into pursuant to and under the authority granted by the laws of the state of Colorado and any applicable federal laws. The provisions of this Agreement shall be construed to conform to those laws.

10.   Termination

      This Agreement may be terminated by either of the parties hereto upon written notice delivered to the other party at least thirty (30) days prior to intended date of termination. By such termination, neither party may nullify obligations already incurred for performance or failure to perform prior to the date of termination. Contractor acknowledges that Company's obligations under this Contract are contingent upon funding.

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11.    Changes and Amendments

       This Contract constitutes the entire agreement between the parties. All amendments and /or changes shall be by written instrument executed by the parties hereto.


       IN WITNESS WHEREOF, the parties hereto have caused this contract to be executed as of the date set forth herein by their duly authorized representatives.



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

GENETHERA, INC.                                      XPENTION GENETICS, INC.



----------------------------------------             ---------------------------------------
Tony Milici, M.D., PhD.             Date             David M. Kittrell                  Date
President and CEO                                    President and CEO
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                           ATTACHMENT A, SCOPE OF WORK



         DESCRIPTION:






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                              ATTACHMENT C, BUDGET




                           Salaries and Wages                 $  0
                           Fringe Benefits                       0
                           Travel                                0
                           Supplies/services                     0
                           Equipment                             0
                           Subcontracts                          0
                           Other Direct Costs                    0
                                                              -------
                           Total Direct Costs
                           Indirect Cost
                           [ % MTDC of $    ]
                                                              -------
                           Total Cost                         $
                                                              =======



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                          ATTACHMENT B, INVOICE FORMAT